EXHIBIT D

NOTICE OF CANCELLATION OF TENDER

Regarding Shares of Beneficial Interest in

J.P. MORGAN ACCESS MULTI-STRATEGY FUND II

Tendered Pursuant to the Offer to Purchase

Dated March 28, 2025

THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF CANCELLATION OF TENDER MUST BE

RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC. BY,

11:59 P.M., NEW YORK TIME, ON FRIDAY, APRIL 25, 2025,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Cancellation of Tender And Return To:

J.P. Morgan Access Multi-Strategy Fund II,

c/o BNY Mellon TA Alternative Investment RIC Funds

P.O. Box 534409

Pittsburgh, PA 15253-4409

Attention: Tender Offer Administrator

Phone: (877) 356-1087

Fax: (833) 280-0936

Overnight mail to:

J.P. Morgan Access Multi-Strategy Fund II

c/o BNY Mellon TA Alternative Investment RIC Funds

Attention: 534409

500 Ross Street, 154-0520

Pittsburgh, PA 15262

Ladies and Gentlemen:

The undersigned wishes to cancel the tender all of its shares of beneficial interest (“Shares”) in J.P. Morgan Access Multi-Strategy Fund II (the “Fund”), or the tender of a portion of such Shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐	All of the undersigned’s shares of beneficial interest.

☐	A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value.

$

The undersigned recognizes that upon the submission on a timely basis of this Notice of Cancellation of Tender, properly executed, the Shares in the Fund (or portion of such Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:

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